EXHIBIT 23.5


                                                                     [LOGO] AMEC


                          THIRD PARTY REVIEWER CONSENT

We consent to the reference to us under the caption "Business-Silver Properties-Greens Creek Mine-Admiralty Island, Alaska" in the Registration Statement on Form S-1 (No. 333-100395) of Hecla Mining Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

Dated: January 10, 2003


                                                            AMEC E&C SERVICES

                                                            /s/ L.B. Smith

                                                            By:  Larry B. Smith
                                                            Its: Chief Geologist

















AMEC E&C Services
Mining & Metals Consulting
2001 W. Camelback Road, Suite 300
Phoenix, Arizona
USA 85015
Tel    +1 602 343 2400
Fax    +1 602 343 2499
www.amec.com